Press Release	Exhibit 99.1

Workstream Appoints New Chief Financial Officer
Monday June 11, 5:00 pm ET

Former Broadvision Executive Philip Oreste to Join Workstream Executive Team

BURLINGAME, Calif.-- Workstream Inc. (NASDAQ: WSTM - News), a leading provider of On-Demand Compensation, Performance and Talent Management solutions, today announced the appointment of Philip Oreste as the Company's new Chief Financial Officer.

"We are pleased to have someone of Phil's caliber join the Workstream executive team", said Deepak Gupta, President and CEO of Workstream. "His financial experience and knowledge of operational and public company requirements for high growth businesses will be a strong asset as we scale our business and expand globally."

Philip Oreste, with 19 years of experience as a financial professional, will formally assume the CFO role from the current Chief Financial Officer, Stephen Lerch after a two to three month transition period. Mr. Oreste was most recently the President, COO and CFO at Blue Titan Software, a privately-held SOA infrastructure software company, headquartered in San Francisco, which was acquired last year. Prior to Blue Titan, Mr. Oreste had held executive finance positions at Broadvision (NASDAQ:BVSN - News) and Intershop Communications. Mr. Oreste is a certified public accountant and holds a bachelor's of science degree in accounting from the University of San Francisco.

"I am pleased and excited to be joining a very talented team being assembled by Deepak at Workstream," stated Mr. Oreste. "The Company's strong products and established customer base in the rapidly emerging Talent Management software market were very attractive to me and I look forward to being a part of transforming Workstream into a market leader."

"I would like to thank Steve Lerch for his many positive contributions to our Company over the past two plus years" said Michael Mullarkey, Chairman of the Board of Workstream. "During his tenure, the team achieved numerous financial and operational efficiencies, improved financial credibility, and benefited from his strategic leadership. We wish him well in his new endeavor."

Reporting to Workstream's President and CEO Deepak Gupta, Oreste's responsibilities will include the company's finance, investor relations, purchasing, facilities and order management functions. Hiring of Mr. Oreste consolidates the majority of the Workstream executive management team into a single location in Burlingame, California.

About Workstream Inc.

Workstream provides on-demand compensation, performance and talent management solutions and services that help companies of all size manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With offices across North America, Workstream services customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, VISA and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

Contact:
Workstream
Stacey Virgo, 1-866-953-8800, Ext. 715
stacey.virgo@workstreaminc.com